Exhibit 99.2

Broadridge Declares Dividend

Investor Relations Contact:

Marvin Sims

Broadridge

(212) 981-1427

marvin.sims@broadridge.com

NEW YORK, New York – August 2, 2007 – Broadridge Financial Solutions, Inc. (NYSE:BR), a leading global provider of technology-based outsourcing solutions to the financial services industry, announced today that its Board of Directors has declared a quarterly dividend of $0.06 per share. The dividend is payable on October 1, 2007 to shareholders of record at the close of business on September 14, 2007 .

Broadridge Financial Solutions, Inc., formerly ADP Brokerage Services Group, with nearly $2.0 billion in revenues and more than 40 years of experience, is a leading global provider of technology-based outsourcing solutions to the financial services industry. Our integrated systems and services include investor communication, securities processing, and clearing and outsourcing solutions. We offer advanced, integrated systems and services that are dependable, scalable and cost-efficient. Our systems help reduce the need for clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities. For more information about Broadridge, please visit www.broadridge.com.